Exhibit 77Q1(e)(v)

The Sub-Advisory Agreement dated October 31, 2008 between the Registrant, on behalf of Vaughan Nelson Value Opportunity Fund, Natixis Asset Management Advisors, L.P., and Vaughan Nelson Investment Management, L.P. is incorporated by reference to exhibit (d)(2)(iv) of post-effective amendment
 no. 139 to the Registration Statement filed on Form Type 485BPOS on October 30, 2008 (Accession No. 0001193125-08-220016).